This electronic filing is confirmatory of the written filing made on January 25, 1996
Submitted January 25, 1996
      File Number 0-14452
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 13E-3 TRANSACTION STATEMENT

Pursuant to Section 13(e) of the Securities Exchange Act of 1934 and Rule 13e-3 (Section 240.13e-3) thereunder

This Statement Is Filed In Connection With The Filing Of
Solicitation Materials Subject To Regulation 14A

Preliminary Copies

Far West Electric Energy Fund, L.P.
(Name of the issuer)

Far West Electric Energy Fund, L.P.
(Name of the person filing statement)

Units of Limited Partnership Interest
(Title of Class of Securities)

Stanford S. Smith
2921 Devon Drive
Bountiful, Utah 84010
Tel/Fax (801) 295-1444
(Person authorized to receive notices
on behalf of person filing statement)



Filing Fee (1/50th of 1% of transaction value;
No offsetting fee has been previously paid)
Transaction Valuation: $1,250,000
Amount of Filing Fee: $250


SCHEDULE 13E-3 TRANSACTION STATEMENT

Item 1. Issuer and Class of Security Subject to the Transaction

(a) The issuer is Far West Electric Energy Fund, L.P., a Delaware limited partnership. It has issued 10,306 units of limited partnership interest (the 'Units') as its sole outstanding securities. The issuer's principal executive offices are located at 921 Executive Park Drive, Salt Lake City, Utah 84117. Holders of the Units are the limited partners (the 'Limited Partners').

(b)  In a solicitation of consent filed with the Securities and
Exchange Commission on January 8, 1996 (the     "Consent
Solicitation'), the issuer described its proposed solicitation from all Limited Partners written consent:
     The sale of substantially all of the issuer's assets for $1,250,000;

     Distribution of the proceeds of sale to the Limited Partners
(estimated to be $44 per limited partnership Unit; and

     Termination of the issuer (generally resulting in approximately $44 of taxable gain per Unit).

These three steps are collectively referred to in the Consent
Solicitation and in this Schedule 13e-3 as the 'Proposed
Transaction.'

(c) The Units are not traded in any public market or on any exchange.

(d) No cash distributions to Limited Partners have been made during the past two years. The sole income producing asset of the issuer, a thermal-hydroelectric plant located near Reno, Nevada, (the "Power Plant') has. been unable to operate profitably. In the opinion of the issuer, this situation will not change in the foreseeable future. The section of the Consent solicitation entitled 'Summary - Recommendation of FWC' is incorporated herein by reference,

(e) No public offering of the Units has been made for the past three years.

(f) Neither the issuer nor any affiliate has purchased Units since the commencement of the issuer's second full fiscal year preceding the date of this Schedule 13e-3 (the 'Schedule").

Item 2. Identity and Background

This Schedule is filed by the issuer.
(a) The issuer is Far West Electric Energy Fund, L.P., a Delaware limited partnership. Its sole general partner is Far West Capital, Inc., a Utah corporation ('FWC"). The owners of FWC are Alan 0. Melchior, Thomas A. Quinn, and Ronald E. Burch; they serve as directors, along with John S. Bo, Robert K. Mouritsen, Kenneth R. Beck, and Richard V. Francis (collectively, the "Principals").

(b) The principal executive offices of the issuer, FWC, and the Principals are located at 921 Executive Park Drive, Salt Lake City, Utah 84117

(c) The Principals are engaged primarily as officers and directors of FWC, a developer, owner, and operator of electric energy producing projects.

(d) During the last 5 years, Principals Melchior, Quinn, Bo, and Mouritsen, have been engaged primarily with FWC. Principal Burch joined FWC in July, 1991, having been previously employed by Calpine Corporation, a California corporation, as a Business Development Manager.

(e) The issuer, FWC, and the Principals have not been convicted of any criminal actions during the past 5 years,

(f) On January 29, 1993, a permanent injunction was entered by the United States District Court, District of Utah, Central Division,

enjoining the issuer, FWC, and Principal Melchior (previously a general partner of the issuer until his resignation effective January 1, 1995) from violating provisions of the Securities Act of 1933. No monetary awards were granted by the Court. Details of this proceeding were reported to Unit holders in the December 31, 1992 10-K.

An action filed against the issuer, FWC, Principal Melchior and others by the Arizona Corporation Commission was settled on May 19, 1993, pursuant to a cease and desist order and without any expense to the issuer. FWC Principal Melchior, and others were ordered to pay $86,690 in restitution to Arizona investors. Details of this proceeding were reported to Unit holders in the December 31, 1993 Form 10-K.

(g)  The issuer and FWC are entities organized in the United
States; the Principals are United States Citizens.

Item 3. Past Contacts, Transactions or Negotiations

(a)(1) No transactions outside the ordinary course of business have occurred between the issuer and any affiliate thereof since . the commencement of the issuer's second full fiscal year preceding the date of this Schedule.

(2) No contacts, negotiations, or transactions outside the ordinary course of business have occurred between the issuer and any affiliate thereof since the commencement of the issuer's second full fiscal year preceding the date of this Schedule.

(b) Except as described in the Consent Solicitation, no material contacts or negotiations have occurred since the commencement of the issuer's second full fiscal year preceding the date of this Schedule between (i) the issuer or any of its affiliates, or (ii) between the issuer (or any affiliate) and any person who is not affiliated with the issuer.

Item 4. Terms of the Transaction

(a)  The Proposed Transaction is described in the Consent
Solicitation in the section entitled "The Proposed Transaction," which is incorporated herein by reference.

(b) There are no arrangements relating to any security holder of the issuer which are not identical to that relating to other security holders of the same class of securities of the issuer.

Item 5. Plans or Proposals of the Issuer or Affiliate

(a) If the Proposed Transaction is completed, the issuer will be liquidated. The Proposed Transaction is described in the Consent
Solicitation section entitled "The Proposed Transaction," which is incorporated herein by reference.

(b) If the Proposed Transaction is completed, the assets of the issuer will be sold. The Proposed Transaction is described in the Consent Solicitation section entitled "The Proposed Transaction," which is incorporated herein by reference.

(c) If the Proposed Transaction is completed, the issuer will be liquidated.

(d) If the Proposed Transaction is completed, the issuer will be liquidated.

(e) If the Proposed Transaction is completed, the issuer will be liquidated.

(f) If the Proposed Transaction is completed, the issuer will be liquidated and its duty to file reports pursuant to section 12 of the Securities Exchange Act will cease.

(g) If the Proposed Transaction is completed, the issuer will be liquidated and its duty to file any reports with the Securities and Exchange Commission will cease.

Item 6. Source and Amounts of Funds or Other Consideration

(a) If the Proposed Transaction is completed, the issuer will be paid $1,250,000 by Steamboat Envirosystems, L.L.C., ('SBE") an affiliate of FWC, as described in the Consent Solicitation section entitled "The Proposed Transaction,' which is incorporated herein by reference. In brief, SBE will be capitalized by U.S. Envirosysterns, Inc., a Delaware corporation ('USEN"), which will seek all funds necessary to finance the Proposed Transaction from public and private offerings of its securities. Completion of the Proposed Transaction is contingent upon USEN's success raising at least $10 million. USEN is not affiliated with the issuer, FWC, or the Principals.

(b) The issuer expects the total expenses to be incurred in connection with the Proposed Transaction to total approximately
$86,075, consisting of roughly $13,000 in accounting and tax services, $43,000 for a fairness opinion from the financial advisor, $25,000 in legal expenses, $375 in filing expenses, $1,700 in postage, and $3,000 in printing expense. All expenses will be paid by the issuer.

(c) No part of such funds or other consideration will be directly or indirectly borrowed.

(d) No part of such funds or other consideration will be directly or indirectly a loan made in the ordinary course of business by a bank.

Item 7. Purpose, Alternatives, Reasons, and Effects

(a) The purpose of the Rule 13e-3 transaction is to sell the Power Plant before it is lost to the project lender in foreclosure, as described in the Consent Solicitation section entitled "The
Proposed Transaction' which is incorporated herein by reference.

(b) As explained in the Consent Solicitation section entitled "The Proposed Transaction" which is incorporated herein by reference, the issuer has attempted to renegotiate the power sales rate with Sierra Pacific Power Company, the purchaser of the Power Plant's electricity, or, in the alternative, to sell the Plant to Sierra, but without success. The issuer has received two offers to exchange the Power Plant for solely for stock in small start-up companies. These offers were rejected because the firms lacked any significant assets, there was no market for the stock, and such transactions would have created taxable income for the Limited Partners without providing cash distributions to pay the tax.

The issuer has been seeking a purchaser for the Power Plant for the past 2 years, believing that a financially capable purchaser may succeed in locating an alternative purchaser for the power plant's electricity, improving plant equipment, purchasing plant indebtedness, and buying-out overriding royalty interests in the plant's production, steps the issuer lacks the resources to pursue. These are the only alternative measures deemed practical, and explored, by the issuer.

(c) The structure of the Proposed Transaction was determined by negotiations between U.S. Envirosysterns, Inc. and FWC. The Proposed Transaction is being undertaken at this time to give the purchaser of the issuer's assets as much time as possible to take the steps described in (b) above, and to maximize the return to the Limited Partners.

(d) The financial effects of the Proposed Transaction upon the issuer and its unaffiliated security holders (the Limited Partners), and the potential benefits and detriments of the Proposed Transaction, are described in the Consent Solicitation section entitled "The Proposed Transaction,' which is incorporated herein by reference. Tax effects are discussed in the section entitled "Federal Tax Consequences,' which is incorporated herein by reference.


Item 8. Fairness of the Transaction

(a) The issuer and all of its directors believe that the Proposed Transaction is fair to unaffiliated security holders.
(b)
(c) Although the issuer has been seeking a purchaser for the issuer's assets for 2 years, the Proposed Transaction is the first opportunity the issuer has had to sell its assets. The issuer proposes to sell these assets for two principal reasons:

(i) In December, 1996, the income of the issuer's sole power plant, SB-1, will drop below the level necessary to cover operating expenses, pay royalties, and service debt. On that date the rate paid by Sierra Pacific Power Company ('Sierra"), the local utility, declines from the current rate of 7.170 per kwh to short-term avoided cost rates (currently estimated to be 2.80 per kwh) under the terms of the issuer's power sales agreement with Sierra. The probable result of this decrease is that the issuer will be unable to service the debt on SB-1, and the project will taken over by Westinghouse Credit Corporation ("WCC"), the primary project lender, resulting in financial loss and possible adverse tax consequences to the Limited Partners.

(ii) Even if current income and expense levels could be maintained, FWC believes that the issuer would face a long period of allocating taxable "paper gain" to the Partners, without distributing the cash necessary to cover the amount of the associated tax.

(c) The Proposed Transaction will not be completed unless a majority in interest of Limited Partners participating by vote approve the Proposed Transaction.

(d) No unaffiliated representative has been retained by the issuer to act solely in behalf of the unaffiliated security holders. As set forth in Item 9 below, the issuer has engaged an independent financial advisor to evaluate the Proposed Transaction.

(e)  All directors of the general partner favor the Proposed
Transaction.  Of the FWC directors, only Messrs.  Bo, Beck, and
Francis are not employed by FWC; they are employed by FWC
Properties, Inc., an affiliate of FWC.

(f) Apart from the offer of U.S. Envirosystems, Inc. giving rise to the Proposed Transaction as described in the Consent
Solicitation, the issuer has received no feasible offers to acquire the issuer or its assets during the preceding 18 months (see 7b above).


Item 9. Reports, Opinions, Appraisals, and Certain Negotiations

(a) The issuer has received an opinion from an outside party which is materially related to the Proposed Transaction.

(b)(1) The issuer engaged Corporate Capital Consultants, Inc.
("CCC') to provide an opinion respecting the fairness of the Proposed Transaction (see "Opinion of Financial Advisor' which appears as Exhibit 3 to the Consent Solicitation and is incorporated herein by reference).

(2) CCC is a New York City-based investment banking firm organized in 1974 which specializes in providing corporate valuations, often in conjunction with pending purchase offers. It has issued many
"fairness opinions" to public companies and others.

(3) This firm was recommended to the issuer by Mr. Theodore Rosen, Chairman of the Board of U.S. Envirosystems, Inc.

(4) There is no material relationship between CCC and the issuer or its affiliates.

(5) The amount of consideration to be paid was determined by U.S. Envirosystems, Inc., after discussions with FWC; CCC did not take part in these discussions or otherwise make any recommendations.

(6) The procedures followed by CCC are set forth in detail in its opinion (see Exhibit 3 to the Consent Solicitation-"Fairness Opinion,' which is incorporated herein by reference). A copy of this opinion will be mailed to Limited Partners as a pain of the Consent Solicitation.


Item 10.  Interest in Securities of the Issuer

(a) FWC, proposed 50% owner of the purchaser of the issuer's assets (Steamboat Envirosystems, Inc.), owns 530 of the issuer's Units, representing 5% of the outstanding Units. No Principals or affiliates of FWC, or any pension or profit sharing plans of the foregoing, have any interest in issuer.

(b) No transaction in Units has been effected during the past 60 days by the issuer, any affiliate or Principal.

Item 11. Contracts, Arrangements or Understandings with Respect to the lssuer's Securities

The issuer and the proposed purchaser entered into a Purchase and Sale Agreement on December 31, 1995 (see Exhibit 1 to the Consent Solicitation, which is incorporated herein by reference). This agreement is described in detail in the Consent Solicitation section entitled "The Proposed Transaction." The issuer, FWC, and the Principals have no other contracts, arrangements or understandings respecting this Rule 13e-3 transaction.


Item 12. Present Intention and Recommendation of Certain Persons with Regard to the Transaction

(a) The Proposed Transaction involves sale of substantially all the issuer's assets, and does not involve the sale of securities.

(b) FWC and the Principals are recommending that Limited Partners approve the Proposed Transaction. The reasons for this recommendation are set forth in detail in the Consent Solicitation Section entitled "Summary - Recommendation of FWC" which is incorporated herein by reference.

Item 13.  Other Provisions of the Transaction

(a) No appraisal rights are provided to Limited Partners under applicable state law or under the issuer's articles of incorporation, nor will any be accorded. If a security holder opposes the Proposed Transaction, such holder may vote against it and seek to influence others to do likewise.

Upon request of a Limited Partner, the issuer will provide a list of names and addresses of all Limited Partners. The issuer knows of no legal impediments to the Proposed Transaction, but understands that a court may block a transaction it determines involves fraud, misrepresentation, breach of duty, or violation of securities laws or regulations.

(b) The issuer's agreement of limited partnership provides that a Limited Partner may examine the issuer's records upon reasonable notice. No provision has been made for any Limited Partner to order an appraisal or obtain counsel at the expense of the issuer or an affiliate.

(c) The Proposed Transaction does not involve the exchange of any debt securities.

Item 14.  Financial Information

(a) The issuer has provided the information required by this item 14 in Exhibit I to this Schedule.

(b)(1) and (b)(2): The issuer does not believe it material to provide pro forma data disclosing the effect of the Proposed Transaction. If the Proposed Transaction is completed, all the issuer's assets will be sold, the proceeds will be distributed to Limited Partners, and the issuer will be terminated.


Item 15.  Persons and Assets Employed, Retained or Utilized

(a) Clerical employees of the issuer will mail the Consent Solicitation and tabulate the returned reply cards. The issuer's Principals have directed preparation of the issuer's proxy statement and Schedule 13e-3, and will, if the Proposed Transaction is approved by Limited Partners, direct the completion of the Proposed Transaction as described in the Consent Solicitation section entitled 'The Proposed Transaction."

lb) No person other than those identified in (a) above has been or will be engaged to make solicitations or recommendations to the Limited Partners.

Item 16.  Additional Information

The issuer believes it has provided all relevant information in the Consent Solicitation and this Schedule.

Item 17.  Material to be Filed as Exhibits

(a)  No loan agreements are involved in the Proposed Transaction.

(b) The issuer has obtained, and included as exhibits to the Consent Solicitation, a tax opinion from Robison, Hill Associates, Inc. and a fairness opinion from Corporate Capital Consultants, Inc. These opinions appear as Exhibits 2 and 3, respectively, to the Consent Solicitation and will be mailed to Limited Partners as part of the consent solicitation package.

(c) The Purchase and Sale Agreement, with exhibits, is appended to the Consent Solicitation as exhibit 1. There are no other arrangements, understandings, or relationships related to the sale of the issuer or its assets.

(d)  The Consent Solicitation will be mailed to Limited Partners.

(a)  The Limited Partners have no appraisal rights.

(f) No oral solicitation will be made by the issuer or any affiliate.


Signature

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.

Dated this 24th day of January, 1996.



Thomas A. Quinn, authorized officer of
Far West Capital, Inc., general partner of
Far West Electric Energy Fund, L.P.


EXHIBIT 2. CROSS-REFERENCE SHEET


Item In Schedule 13e-3     Location in Consent Solicitation Where
                              Requested Information is Provided

Item 1.   Issuer and Class    The Fund-Organization;Summary
          of Security         -Recommendation of FWC
          Subject to the
          Transaction

Item 2.   Identity and
          Background

Item 3.   Past Contracts,
          Transactions or
          Negotiations

Item 4.   Terms of the        The Proposed Transaction
          Transactions

Item 5.   Plans or            The Proposed Transaction-Improvements
          Proposals of        of Power Plants and Purchase of
          the Issuer or       Royalty Interests, Purchase of Debt
          Affiliate

Item 6.   Source and          The Proposed Transaction-The
          Amounts of          Purchaser; Conditions of Sale
          Funds or Other
          Consideration

Item 7.   Purposes,           The Proposed Transaction
          Alternatives,
          Reasons, and Effects

Item 8.   Fairness of         Exhibit 3 to the Consent Solicitation
          the Transaction

Item 9.   Reports, Opinions,  Exhibit 3 to the Consent Solititation
          Appraisals and
          Certain Negotiations

Item 10.  Interest in         Summary-Interest of FWC and its
          Securities of the   Principals
          Issuer

Item 11.  Contracts,          Exhibit 1 to the Consent Solicitation
          Arrangements or
          Understandings with
          Respect to the
          Issuer's Securities

Item 12.  Present Intention   Summary-Recommendation of FWC
          and Recommendation
          of Certain Persons
          with Regard to the
          Transaction

Item 13.  Other Provisions of
          the Transaction
Item 14.  Financial           Exhibit 1 to this Schedule 13e-3
          Information
Item 15.  Persons and Assets
          Employed, Retained
          or Utilized

Item 16.  Additional Information

Item 17.  Material to be      Exhibits 1,2,3,4 and 5 to the Consent
          Filed as Exhibits   Solicitation